Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 4, 2009, in this Post-effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-147247) of Lumber Liquidators Holdings, Inc. (formerly Lumber Liquidators, Inc.) for the registration of 4,300,000 of its common stock.

/s/ Ernst & Young LLP

Richmond, Virginia

January 1, 2010